UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2010
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada	V6C 3P6
(Address of principal executive offices)	(Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Unit #222, 6820-188th Street, Surrey, British Columbia, Canada V4N 3G6
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On December 31, 2010, Douglas Lake Minerals Inc. (the "Company") issued a news release announcing that the Commissioner for Minerals of Tanzania has confirmed the recording in the Central Register the transfer of 100% shares of each of the Prospecting License Nos. 6742/2010, 6743/2010, 6744/2010 and 6779/2010 from IPP Gold Limited to the Company, and that such transfer has been duly recorded on the terms and conditions contained in such Prospecting Licenses. These Prospecting Licenses, which cover an area of approximately 800 square kilometers, form the Company's recently acquired Handeni Project providing an update regarding its recently acquired Handeni Project located in eastern Tanzania.

The Company has requested a geologist to prepare a Technical Report on the Handeni Project in accordance with the provisions of National Instrument 43-101 ("NI 43-101") of the Canadian Securities Administrators. Upon receipt of the Technical Report the Company will file it on SEDAR at www.sedar.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: December 31, 2010.	By: "Harpreet Singh Sangha" Name: Harpreet Singh Sangha Position: President, Chief Executive Officer and a director

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